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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT
                                  EXHIBIT 21.1
                    SUBSIDIARIES OF MIRANT MID-ATLANTIC, LLC
               THE VOTING STOCK OF EACH COMPANY SHOWN INDENTED IS
                OWNED BY THE COMPANY IMMEDIATELY ABOVE WHICH IS
                        NOT INDENTED TO THE SAME DEGREE.

NAME OF COMPANY                                               JURISDICTION OF ORGANIZATION
---------------                                               ----------------------------
Mirant Mid-Atlantic, LLC....................................            Delaware
  Mirant Chalk Point, LLC...................................            Delaware
  Mirant D.C. O&M, LLC......................................            Delaware
  Mirant Piney Point, LLC...................................            Delaware
  Mirant MD Ash Management, LLC.............................            Delaware